Exhibit 5.1

BGC PARTNERS, INC.

June 5, 2008

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

I am general counsel to BGC Partners, Inc. (the “Company”) and in connection with the Registration Statement on Form S-1, File No. 333-150308 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 18, 2008, as amended, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 20,000,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), by the Company and certain selling stockholders (the “Selling Stockholders”). Of the 20,000,000 Shares, 10,000,000 Shares will be offered by the Company, and 10,000,000 Shares will be offered by the Selling Stockholders in the offering, including an option to purchase up to 3,000,000 additional Shares, which will be sold by the Company and/or Cantor Fitzgerald, L.P. In connection with the foregoing, you have requested my opinion with respect to the following matters.

For the purposes of giving this opinion, I, or attorneys working under my direction, have examined the Registration Statement and the form of Equity Underwriting Agreement, filed as an exhibit to the Registration Statement, to be entered into by and among the Company, Cantor Fitzgerald, L.P., BGC Partners, L.P., BGC Global Holdings, L.P., BGC Holdings, L.P., the Selling Stockholders and the underwriters named therein (the “Underwriting Agreement”). I, or attorneys working under my direction, have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other investigations as I have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, I have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinions set forth below, I, or attorneys working under my direction, have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the authenticity of the originals of such documents submitted to me as certified copies, the conformity to originals of all

BGC Partners, Inc.

June 5, 2008

documents submitted to me as copies, the authenticity of the originals of such documents, that all documents submitted to me as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

In rendering the opinion set forth in the following below, I have also assumed that the Shares were duly authenticated by American Stock Transfer & Trust Company, the transfer agent and registrar for the Shares. In rendering the opinion set forth in the following below, I have assumed that the certificates evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by me evidencing the Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that when the Registration Statement has been declared effective by order of the SEC and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

I am a member of the bar of the State of New York and I do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Stephen M. Merkel
Stephen M. Merkel Executive Vice President, General Counsel and Secretary